Exhibit 15.3

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Liminal BioSciences Inc., pursuant to Item 16F of Form 20-F, which we understand will be filed with the Securities and Exchange Commission as part of the Annual Report on Form 20-F of Liminal BioSciences Inc. dated March 20, 2020. We agree with the statements concerning our Firm contained therein.

Yours faithfully,

/s/ PricewaterhouseCoopers LLP1

Montréal, Canada

March 20, 2020

CPA auditor, CA, public accountancy permit No.A123642

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.